EXHIBIT 11
                                                                      ----------


                                  DSL.NET, INC.

        Statement Re: Computation of Basic and Diluted Net Loss Per Share
                                   (Unaudited)


                                                    THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                       SEPTEMBER 30,                       SEPTEMBER 30,
                                                       -------------                       -------------
                                                   2000              1999              2000              1999
                                                   ----              ----              ----              ----
Loss applicable to common stock                $(30,231,355)     $ (5,621,484)     $(75,856,272)     $(24,116,731)
                                               ============      ============      ============      ============
Basic and diluted:
Weighted average shares of common stock
    outstanding                                  65,893,459        14,164,574        63,843,372        15,249,290
Less:  Weighted average shares subject to
    repurchase                                   (3,519,961)       (5,686,081)       (4,058,856)       (9,018,454)
                                               ------------      ------------      ------------      ------------
 Weighted average shares used in computing
    basic and diluted net loss per share         62,373,498         8,478,493        59,784,516         6,230,836
                                               ============      ============      ============      ============

Basic and diluted net loss per share           $      (0.48)     $      (0.66)     $      (1.27)     $      (3.87)
                                               ============      ============      ============      ============

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.